CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Pre-Effective Amendment to Registration Statement No. 333-277947 on Form N-2 of Cascade Private Capital Fund, under the headings “Independent Registered Public Accounting Firm; Legal Counsel” in the Prospectus and Statement of Additional Information.

COHEN & COMPANY, LTD.

Cleveland, Ohio

May 10, 2024